EXHIBIT 10e.

*Confidential Treatment Requested

FOURTH AMENDMENT TO
AMENDED AND RESTATED CO‑DEVELOPMENT AND CO‑PROMOTION AGREEMENT (APIXABAN)
THIS FOURTH AMENDMENT (this “Amendment”) TO THAT CERTAIN AMENDED AND RESTATED CO‑DEVELOPMENT AND CO‑PROMOTION AGREEMENT (Apixaban), dated as of April 26, 2007, as amended and restated as of August 23, 2007, is made as of May 18, 2015 (the “Execution Date”) by and between BRISTOL‑MYERS SQUIBB COMPANY, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”), and PFIZER INC., a Delaware corporation having its principal place of business at 235 East 42nd Street, New York, New York 10017 (“COLLABORATOR”). BMS and COLLABORATOR are sometimes referred to herein individually as a “Party” and collectively as the “Parties.
RECITALS

WHEREAS, BMS and COLLABORATOR are Parties to that certain Amended and Restated Co-Development and Co-Promotion Agreement (Apixaban), dated as of April 26, 2007, as amended and restated as of August 23, 2007, and as subsequently amended (as so amended, the “Co-Development Agreement”, and capitalized terms used but not defined herein shall have the meanings set forth in the Co-Development Agreement), relating to the development and commercialization of Apixaban;

WHEREAS, pursuant to the Co-Development Agreement BMS in collaboration and cooperation with COLLABORATOR owns or otherwise controls certain patents, patent applications, technology, know-how and scientific and technical information relating to Apixaban;

WHEREAS, pursuant to Amendment No. 2 to the Co-Development Agreement, COLLABORATOR and BMS agreed to designate certain countries as a country or countries in which only COLLABORATOR shall develop, obtain regulatory approval, promote and/or commercialize Apixaban;

WHEREAS, COLLABORATOR and BMS have now agreed that certain additional countries shall be designated as a country or countries in which only COLLABORATOR shall develop, obtain regulatory approval, promote and/or commercialize Apixaban;

WHEREAS, COLLABORATOR has extensive experience and expertise in the development and commercialization of pharmaceutical products, and desires to acquire exclusive rights and licenses (even as to BMS and its Affiliates) with respect to Apixaban in the Pfizer 2015 Exclusive Territory (as defined below) to develop and commercialize the Apixaban Product, subject to the terms and conditions hereof; and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

WHEREAS, BMS desires to grant such rights and licenses in the Pfizer 2015 Exclusive Territory (as defined below) to COLLABORATOR;

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein, BMS and COLLABORATOR hereby agree as follows:

1.	Amendments
1.1.    Amendment of Section 1.1.

(i)    “Pfizer Exclusive Territory” shall be deleted in its entirety and replaced with the following:
“ “Pfizer Exclusive Territory” means, collectively, (1) the Pfizer 2012 Exclusive Territory and (2) the Pfizer 2015 Exclusive Territory.”

(ii)    “Pfizer Exclusive Territory Payment Period” shall be deleted in its entirety and replaced with the following:

“ “Pfizer Exclusive Territory Payment Period” means, on a country-by-country and Product-by-Product basis the period beginning on (1) the Amendment No. 2 Effective Date with respect to the Pfizer 2012 Exclusive Territory, and (2) the Amendment No. 4 Effective Date with respect to the Pfizer 2015 Exclusive Territory, and ending (in each case, (1) and (2)) upon the expiration or termination of this Agreement.”

(iii)    The following terms are hereby added to Section 1.1 in their appropriate alphabetical order:
“ “Amendment No. 4 Effective Date” means July 1, 2015.”
“ “Pfizer 2012 Exclusive Territory” means the countries listed on Exhibit T of this Agreement.”
“ “Pfizer 2015 Exclusive Territory” means the countries listed on Exhibit U of this Agreement.”

1.2    Amendment of Article 3A. Article 3A is hereby amended to read in its entirety as follows:
“Article 3A Development and Commercialization of Apixaban Product in the Pfizer Exclusive Territory.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

3A.1    Diligence. Commencing on (1) the Amendment No. 2 Effective Date with respect to the Pfizer 2012 Exclusive Territory and (2) the Amendment No. 4 Effective Date with respect to the Pfizer 2015 Exclusive Territory, COLLABORATOR shall have sole authority and responsibility, including (subject to the terms of this Article 3A) any final-decision making authority with respect thereto and as set forth in Section 4.1(b) and Section 4.6(d), to Develop, to seek and to maintain Regulatory Approval for and to Commercialize the Apixaban Product in the Pfizer Exclusive Territory, and COLLABORATOR shall bear all costs and expenses for such Development, Regulatory Approval and Commercialization of the Apixaban Product in the Pfizer Exclusive Territory; provided that, in the event any Development activity or any activity that Pfizer conducts in any country in the Pfizer Exclusive Territory for the purpose of obtaining Regulatory Approval in the Pfizer Exclusive Territory subsequently is determined by mutual Party Written Consent to be necessary for or useful by either Party in any country in the Territory, then the Parties may determine by mutual Party Written Consent that any costs and expenses with respect to such activity in the Pfizer Exclusive Territory shall be shared by the Parties in accordance with Section 3.4 of this Agreement. Subsequent to COLLABORATOR’s Launch of the Apixaban Product in a country in the Pfizer Exclusive Territory and provided that BMS is supplying the Apixaban Product to COLLABORATOR as agreed in the Pfizer Exclusive Territory Supply Agreement and the Pfizer Exclusive Territory Quality Agreement, COLLABORATOR will use Commercially Reasonable Efforts to ensure continued distribution and commercial availability of the Apixaban Product in such country. For the avoidance of doubt, any matters set forth in this Article 3A and Section 5.6A with respect to the Pfizer Exclusive Territory shall not be subject to the dispute resolution process set forth in Article 13 except as specifically set forth in each such Article 3A and Section 5.6A.

3A.2    COLLABORATOR Development Plan
. (a) Commencing on (1) the Amendment No. 2 Effective Date with respect to the Pfizer 2012 Exclusive Territory and (2) the Amendment No. 4 Effective Date with respect to the Pfizer 2015 Exclusive Territory, COLLABORATOR shall have the sole and exclusive right and responsibility, including the sole responsibility for all costs and expenses incurred, to prepare and implement a development plan for the Apixaban Product in the Pfizer Exclusive Territory (any such plan, a “Pfizer Exclusive Territory Development Plan”). All decisions with respect to the creation, modification and implementation of a Pfizer Exclusive Territory Development Plan shall be made solely by COLLABORATOR; provided, that such Pfizer Exclusive Territory Development Plan shall be consistent in all material respects with the Development activities, but not the budget plan, set forth in each then-current Long-Term Development Plan, Annual Development Plan and Budget or Core Data Sheet, and COLLABORATOR shall provide any initial Pfizer Exclusive Territory Development Plan and any updates to such plan to the JWWBT for review.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)    Disputes with respect to Development activities conducted by COLLABORATOR in the Pfizer Exclusive Territory shall be resolved as follows:
(i)In the event of any dispute between the Parties as to whether a particular Development activity in the Pfizer Exclusive Territory is consistent in all material respects with Development activities, but not the budget plan, set forth in the then-current Long-Term Development Plan, Annual Development Plan and Budget or Core Data Sheet then such dispute shall be considered an Expert Matter and shall be referred to the JWWBT to be decided by Joint Committee Consent or to the Parties’ applicable development leaders for resolution, as appropriate. In the event that the dispute is not resolved by the JWWBT or the Parties’ applicable development leaders, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, such dispute shall, at the election of either Party, be referred for resolution pursuant to Section 13.1, and failing resolution of the dispute, such dispute shall be determined by an Expert pursuant to Section 13.2; and
(ii)In the event of a dispute between the Parties as to whether COLLABORATOR can conduct a particular Development activity in the Pfizer Exclusive Territory that either (x) COLLABORATOR in its sole discretion or (y) an Expert pursuant to clause (i) above, has determined to be inconsistent in a material respect with the then-current Long-Term Development Plan, the Annual Development Plan and Budget or the Core Data Sheet, such matter shall be referred to the JWWBT to be decided by Joint Committee Consent or to the Parties’ applicable development leaders for resoltuion, as appropriate. In the event that the dispute is not resolved by the JWWBT or the Parties’ applicable development leaders, as appropriate, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, [*].
For clarity, no Development activities may occur in the Pfizer Exclusive Territory unless they are included in the Pfizer Exclusive Territory Development Plan that has been shared with the JWWBT at any regularly scheduled or ad hoc JWWBT meeting after which the JWWBT has been given sixty (60) days to review such Pfizer Exclusive Territory Development Plan.
3A.3    Regulatory Affairs.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a)    Commencing on (1) the Amendment No. 2 Effective Date with respect to the Pfizer 2012 Exclusive Territory and (2) the Amendment No. 4 Effective Date with respect to the Pfizer 2015 Exclusive Territory, COLLABORATOR shall have the sole and exclusive right to determine and to develop all regulatory plans and strategies and will be solely responsible for and have final decision-making authority with respect to the day-to-day implementation of all regulatory activities and all costs and expenses required to obtain Regulatory Approval of an Apixaban Product in the Pfizer Exclusive Territory, which such activities shall include (i) subject to clause 3A.3(c) below, preparing, seeking, submitting and maintaining all regulatory filings and Regulatory Approvals for all Apixaban Products in each country in the Pfizer Exclusive Territory, including but not limited to, (x) serving the roles of Lead Regulatory Party, Medical Affairs Lead for Regulatory Matters and MAH in each country in the Pfizer Exclusive Territory, subject to clause 3A.3(c) below, (y) preparing all reports necessary as part of a regulatory filing or Regulatory Approval in each country in the Pfizer Exclusive Territory and (z) carrying out any work or studies that are required, requested or advised by a Regulatory Authority in the Pfizer Exclusive Territory to be performed following the receipt of Regulatory Approval, (ii) preparing for and attending all pricing and reimbursement approval proceedings and regulatory discussions relating to such pricing and reimbursement proceedings in the Pfizer Exclusive Territory; provided, that (A) such regulatory plans and strategies shall be consistent in all material respects with the regulatory plans and strategies, but not the budget plan, set forth in each then-current Approved Plan and/or the Core Data Sheet, (B) the local labeling for the finished Product, including issues such as whether the label for the finished Product should contain a contraindication or warning with respect to a particular risk or whether any warning in such label should be a boxed warning, shall be consistent in all material respects with the Core Data Sheet; and (C) the Specifications (including methods of testing) for the finished Product (or API) to be used in any given country in the Pfizer Exclusive Territory shall be consistent in all material respects with the Specifications (including methods of testing) for the finished Product (or the active pharmaceutical ingredient) that have been approved by a Regulatory Authority in the U.S. or the EU.
(b)    In the event that COLLABORATOR determines in its sole discretion that its plans or strategies are not consistent in a material respect with the activities or strategies set forth in the then-current Approved Plans and/or Core Data Sheet and/or Specifications (pursuant to clause 3A.3(a)(C) above), COLLABORATOR shall communicate its plans and strategies to the JWWBT for review.
Disputes with respect to regulatory activities conducted by COLLABORATOR in the Pfizer Exclusive Territory shall be resolved as follows:
(i)In the event of any dispute between the Parties as to whether a particular regulatory activity conducted or proposed in the Pfizer

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exclusive Territory is consistent in all material respects with the regulatory plans and strategies, but not the budget plan, set forth in the then-current Approved Plans and/or Core Data Sheet and/or Specifications (pursuant to clause 3A.3(a)(C) above), then such dispute shall be considered an Expert Matter and shall be referred to the JWWBT to be decided by Joint Committee Consent or the Parties’ applicable regulatory leaders for resolution, as appropriate. In the event that the dispute is not resolved by the JWWBT or the Parties’ applicable regulatory leaders, as appropriate, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, such dispute shall, at the election of either Party, be referred for resolution pursuant to Section 13.1, and failing resolution of the dispute, such dispute shall be determined by an Expert pursuant to Section 13.2; and
(ii)In the event of a dispute between the Parties as to whether COLLABORATOR can conduct a particular regulatory activity in the Pfizer Exclusive Territory that either (x) COLLABORATOR in its sole discretion or (y) an Expert pursuant to clause (i) above, has determined to be inconsistent in a material respect with the regulatory plans and strategies, but not the budget plan, set forth in the then-current Approved Plans and/or Core Data Sheet and/or Specifications (pursuant to clause 3A.3(a)(C) above), such matter shall be referred to the JWWBT to be decided by Joint Committee Consent or to the Parties’ applicable regulatory leaders for resolution, as appropriate. In the event that the dispute is not resolved by the JWWBT or the Parties’ applicable development leaders, as applicable, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, then COLLABORATOR shall have final-decision making authority with respect to the conduct of such activity, unless such dispute relates to clause 3A.3(a)(B) or 3A.3(a)(C), in which case [*].
The Parties agree that any material correspondence from a Regulatory Authority that indicates a material issue relating to the Apixaban Product, or approval or rejection of an Apixaban Product or notification thereof, shall be subject to the reporting requirements set forth in Section 3.2(d).
(c)     With respect to any country in the Pfizer Exclusive Territory that is (or becomes) subject to the regulatory regime of the EMA, then the terms and provisions of clauses (a) and (b) above shall still apply except that, unless

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

otherwise agreed by the Parties, the European Entity will remain (or become) the MAH with respect to such country. For clarity, COLLABORATOR will be responsible for all costs and activities relating to any such regulatory change in the Pfizer Exclusive Territory.
(d)    The Parties shall take all actions, including executing appropriate, mutually acceptable agreements and providing necessary data and information regarding the Apixaban Product, as may be reasonably necessary under Applicable Law or desirable to permit COLLABORATOR to perform its rights under the foregoing subclause 3A.3(a) and its right to Commercialize the Apixaban Product in the Pfizer Exclusive Territory, including but not limited to, the provision to COLLABORATOR by BMS of all (i) safety, pharmacovigilance, clinical and CMC data (subject to the terms and conditions of, and processes set forth in, the Safety Data Exchange Agreement between the Parties) in a format consistent with the format supplied to COLLABORATOR with respect to countries where COLLABORATOR is the marketing authorization holder, (ii) relevant medical information, (iii) data and information from any investigator-initiated research, and (iv) information from any current compassionate use programs, each to be provided as soon as practicable after (1) the Amendment No. 2 Effective Date with respect to the Pfizer 2012 Exclusive Territory and (2) the Amendment No. 4 Effective Date with respect to the Pfizer 2015 Exclusive Territory, and in any event within sixty (60) days of any written request by COLLABORATOR to BMS. Furthermore, BMS shall provide support and relevant documentation and data as reasonably requested by COLLABORATOR in the Pfizer Exclusive Territory, in a timely manner given such request, for the following: (x) COLLABORATOR’s filings with Regulatory Authorities for approval of the Initial Indications and Additional Indications, (y) responses to queries from Regulatory Authorities with respect to COLLABORATOR’s submissions, and (z) lifecycle management and post-approval activities, including but not limited to CMC variations, label updates, product defense and renewals of marketing authorizations. Upon request by COLLABORATOR, and to the extent not already completed, BMS shall provide reasonable technical training at BMS’s facilities to a reasonable number of COLLABORATOR personnel with respect to navigation and usage of the Secure Information Exchange and the Joint Platform (1) at least sixty (60) days prior to the first Launch of the Apixaban Product with respect to countries in the Pfizer 2012 Exclusive Territory and (2) as soon as practicable after the Amendment No. 4 Effective Date with respect to the Pfizer 2015 Exclusive Territory, and shall provide access to and rights to use such platform to COLLABORATOR as reasonably necessary in order for COLLABORATOR to perform its obligations and exercise its rights under this Agreement, including any obligations to answer queries from a Regulatory Authority or conduct biostatistical analyses.
3A.4    Regulatory Exclusivity. COLLABORATOR shall have the sole and exclusive right to apply for and secure exclusivity rights for the Apixaban Product

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

that may be available under the Applicable Law of any of the countries in the Pfizer Exclusive Territory, including any data or market exclusivity periods such as those periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 (including any pediatric exclusivity extensions or other forms of regulatory exclusivity that may be available), and all international equivalents; provided that such activities are submitted to and reviewed by the Intellectual Property Operating Committee to ensure consistency with, and no adverse material impact on, such activities with respect to the Territory other than the Pfizer Exclusive Territory. BMS shall use Commercially Reasonable Efforts to cooperate with COLLABORATOR and to take such reasonable actions to assist COLLABORATOR, in obtaining such exclusivity rights in each country, as COLLABORATOR may reasonably request from time to time.
3A.5    Commercialization/Pricing.
(a)    Commencing on (1) the Amendment No. 2 Effective Date with respect to the Pfizer 2012 Exclusive Territory and (2) the Amendment No. 4 Effective Date with respect to the Pfizer 2015 Exclusive Territory, subject to terms of this Section 3A.5, COLLABORATOR shall have sole and exclusive right and shall have final-decision making authority pursuant to Section 4.1(b) and Section 4.6(d), with respect to the Commercialization and the determination of pricing, discounts and other terms of sale for all Apixaban Products in the Pfizer Exclusive Territory including, but not limited to, the preparation and implementation of any pre-launch and annual commercialization budget and plan and the securing of approval from the relevant Regulatory Authority with respect to any advertising and promotional material relating to an Apixaban Product; provided that COLLABORATOR shall ensure that (i) Product positioning and messaging is consistent in all material respects with the JWWBT approved applicable Territory positioning and messaging; (ii) pricing terms of the Apixaban Products in the Pfizer Exclusive Territory shall be consistent in all material respects with any global pricing strategy agreed between COLLABORATOR and BMS (such strategy, the “Global Pricing Strategy”); and (iii) the general packaging design for Commercialization of the finished Product for the use in the Pfizer Exclusive Territory shall be consistent in all material respects with the Artwork Template.
In the event that COLLABORATOR determines in its sole discretion that its Commercialization strategy or plan, solely with respect to the factors set forth in subclauses (i) through (iii) of the proviso above, is inconsistent in a material respect, except for the budget, with the then-current Long-Term Commercialization Plan, the Annual Commercialization Plan and Budget or the Core Data Sheet, as applicable, COLLABORATOR shall communicate its plans and strategies to the JWWBT for review.
(b)    Disputes with respect to COLLABORATOR’s Commercialization strategy or plan, solely with respect to the factors set forth in

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

subclauses (i) through (iii) of the proviso in clause 3A.5(a) above, conducted by COLLABORATOR in the Pfizer Exclusive Territory shall be resolved as follows:
(i)    In the event of any dispute between the Parties as to whether a particular Commercialization strategy or plan, solely with respect to the factors set forth in subclauses (i) through (iii) of the proviso above, is consistent in all material respects with the then-current Long-Term Commercialization Plan, the Annual Commercialization Plan and Budget or the Core Data Sheet, then such dispute shall be considered an Expert Matter and shall be decided by the JWWBT by Joint Committee Consent. In the event that the dispute is not resolved by the JWWBT, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, such dispute shall, at the election of either Party, be referred for resolution pursuant to Section 13.1, and failing resolution of the dispute, such dispute shall be determined by an Expert pursuant to Section 13.2; and
(ii)    In the event of any dispute between the Parties as to whether COLLABORATOR can conduct a particular Commercialization plan or strategy that either (x) COLLABORATOR in its sole discretion or (y) an Expert pursuant to clause (i) above, has determined to be inconsistent in a material respect with solely the factors set forth in subclauses (i) through (iii) of the proviso in 3A.5(a) above of the then-current Long-Term Commercialization Plan, Annual Commercialization Plan and Budget or Core Data Sheet, such matter shall be decided by the JWWBT by Joint Committee Consent. In the event that the dispute is not resolved by the JWWBT, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, [*].
(c) In the event that either: (i) a country in the Pfizer Exclusive Territory is or becomes eligible to participate in the EU trade zone on terms substantially the same as those of a member of the EU in the Territory, or (ii) pricing by COLLABORATOR for an Apixaban Product in any country in Europe or in Turkey that is used as a price reference in any country that is a Co-Promote country is less than [*] of the list price set forth in the Global Pricing Strategy or less than [*] of the net price set forth in the Global Pricing Strategy, then, notwithstanding clause 3A.5(a) above, the determination of pricing and discounts for such Apixaban Product in any such country shall be subject to the review and approval of the JWWBT. If

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

the JWWBT is unable to resolve such dispute then it shall be referred to the JEC for resolution; [*]. Notwithstanding the foregoing, in such event, COLLABORATOR will maintain sole responsibility for Commercialization of the Apixaban Product in such country, subject to the limitations set forth in this clause 3A.5(c). For clarity, the determination of pricing and discounts for the Apixaban Product pursuant to this Section 3A.5(c) shall not be considered an Expert Matter.
(d)    COLLABORATOR shall have the sole and exclusive authority to determine on a country-by-country and on an Apixaban Product-by-Apixaban Product basis whether or not to Launch an Apixaban Product in each country in the Pfizer Exclusive Territory and, subject to COLLABORATOR’s obligation set forth in Section 3A.1 to use Commercially Reasonable Efforts to ensure continued distribution and commercial availability of the Apixaban Product in such country, whether or not to continue to Commercialize an Apixaban Product in any country in the Pfizer Exclusive Territory after Launch of an Apixaban Product. COLLABORATOR shall be solely responsible for all expenses incurred in connection with the Commercialization of the Apixaban Product in the Pfizer Exclusive Territory. Notwithstanding Section 5.12(b) hereof, commencing on (1) the Amendment No. 2 Effective Date with respect to the Pfizer 2012 Exclusive Territory and (2) the Amendment No. 4 Effective Date with respect to the Pfizer 2015 Exclusive Territory, COLLABORATOR shall have the exclusive right to book and record under GAAP all sales of the Apixaban Product in the Pfizer Exclusive Territory.
(e)    COLLABORATOR shall inform BMS, via BMS’s corporate communications function, of all planned press releases with respect to the Pfizer Exclusive Territory with at least three (3) days prior notice to enable BMS to plan responses to any questions it may receive with respect to any such press releases.
(f)      COLLABORATOR will provide to BMS, (A) no later than November 30 of each Calendar Year, a non-binding estimate of COLLABORATOR’s net sales (on a country-by-country basis) for the following two (2) Calendar Years, and (B) no later than April 1 of each Calendar Year, an updated non-binding estimate of COLLABORATOR’s net sales (on a country-by-country basis) for the then-current Calendar Year.”
3A.6    Trademarks.
Initially, and unless otherwise agreed by the JWWBT, COLLABORATOR shall Commercialize the Apixaban Product in each country in the Pfizer Exclusive Territory under the trademark ELIQUIS™. All Product Trademarks filed in the Pfizer Exclusive Territory shall be owned by BMS and BMS shall prosecute and maintain the Product Trademarks and all registrations therefore, including the payment of any and all maintenance fees and renewals relating thereto, for the Term of this Agreement. COLLABORATOR shall

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

cooperate with BMS, and shall execute any documents required by BMS to assist BMS, in the prosecution, registration, enforcement, or maintenance of any Product Trademark or recordal of COLLABORATOR as a registered user of BMS. BMS, at COLLABORATOR’s reasonable request, shall file and prosecute new trademark applications and maintain trademark registrations relating to the use or bona-fide proposed use by COLLABORATOR of any of the Product Trademarks in connection with the Apixaban Products in the Pfizer Exclusive Territory.”

1.3.    Amendment of Section 5.6A. Section 5.6A is hereby amended to read in its entirety as follows:

“5.6A    Payments for Apixaban Product in the Pfizer Exclusive Territory.

(a)    Payments.
(i)    During the Pfizer Exclusive Territory Payment Period, COLLABORATOR shall pay BMS (and its Affiliates as applicable) total compensation with respect to sales of the Apixaban Product calculated each PFIZER Quarter equal to [*] according to the following table:

Territory	Aggregate Annual Net Sales	Rate of Net Sales
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

(ii)    COLLABORATOR shall make such payments to BMS with respect to each PFIZER Quarter as set forth in Sections 6.1 and 7.1 of the Pfizer Exclusive Territory Supply Agreement (as such agreement may be amended to include the Pfizer 2015 Exclusive Territory).
(b)    Inspection of records/Audit. COLLABORATOR shall, and shall cause its Affiliates and sublicensees to, keep accurate books and records with respect to Net Sales of the Apixaban Product and amounts payable hereunder to BMS for each such Apixaban Product. COLLABORATOR shall permit BMS, by independent certified public accountants employed by BMS and reasonably acceptable to COLLABORATOR, to examine such books and records at any reasonable time, upon reasonable notice, but not later than two (2) years following the rendering of the corresponding reports pursuant to this Section 5.6A. The

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

foregoing right of examination may be exercised only once during each twelve (12)-month period of the Pfizer Exclusive Territory Payment Period. COLLABORATOR may require such accountants to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to BMS any information, other than such as relates to the accuracy of the corresponding reports. The opinion of said independent accountants regarding such reports and related payments shall be binding on the parties, other than in the case of manifest error. BMS shall bear the cost of any such examination and review; provided that if the examination shows an [*] of the amount due for the applicable period, then COLLABORATOR shall promptly reimburse BMS for all costs incurred in connection with such examination. COLLABORATOR shall promptly pay to BMS the amount of any underpayment of royalties revealed by an examination. Any overpayment of royalties by COLLABORATOR revealed by an examination shall be fully-creditable against future payments under this Section 5.6A.
Upon the expiration of the two (2) year period following the rendering of a report pursuant to this Section 5.6A, such report shall be binding on the Parties, and COLLABORATOR and its Affiliates shall be released from any liability or accountability with respect to payments for the period covered by such report.
(c) [*].
1.4.    Amendment of Section 10.2(bb). Section 10.2(bb) of the Agreement is hereby amended to read in its entirety as follows:
“(bb)    Development and Commercialization of Apixaban Products in the Pfizer Exclusive Territory;. Commencing on (1) the Amendment No. 2 Effective Date with respect to the Pfizer 2012 Exclusive Territory and (2) the Amendment No. 4 Effective Date with respect to the Pfizer 2015 Exclusive Territory, and subject to the terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to COLLABORATOR (i) an exclusive license (even as to BMS and its Affiliates), including the right to sublicense (subject to the terms and conditions of Section 10.4), under the BMS Patents and BMS’s interest in the Joint Collaboration Technology to make, have made, use, sell, offer for sale, supply, cause to be supplied, and import Apixaban Products in the Pfizer Exclusive Territory, and (ii) an exclusive license (even as to BMS and its Affiliates), including the right to sublicense (subject to the terms and conditions of Section 10.4), to use BMS’s interest in the Joint Collaboration Technology and BMS Confidential Information in connection with the manufacture, use, sale, offer for sale, supply and importation of Apixaban Products in the Pfizer Exclusive Territory, and (iii) an exclusive license (even as to BMS and its Affiliates), including the right to sublicense (subject to the terms and conditions of Section 10.4) to the Product

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Trademarks in connection with the packaging, sale, marketing, advertising, disposition and distribution of Apixaban Product in the Pfizer Exclusive Territory, in each case solely to Develop, obtain Regulatory Approval for, promote and otherwise Commercialize Apixaban Products in the Pfizer Exclusive Territory in accordance with provisions of Article 3A and to conduct Medical Education Activities in connection therewith in accordance with the provisions of Article 3A.”

2.	Transition Working Group; Transition; Transfer of Marketing Authorizations and Operational Matters.
2.1.    Transition Working Group. In furtherance of a smooth and effective transition to COLLABORATOR of the Development and Commercialization of Apixaban Products in the Pfizer 2015 Exclusive Territory, and to avoid disruption in sales and distribution of Apixaban Products in the Pfizer 2015 Exclusive Territory, within ten (10) days of the Execution Date, the Parties shall form a cross-functional working team, such team, the “Transition Working Group”. The Transition Working Group shall discuss and coordinate all matters relevant to completing such transfer and transition to COLLABORATOR.
2.2.    Transition; Transition Services.
(a)Transition and Transition Date. BMS and COLLABORATOR shall, through the Transition Working Group, agree upon the transition activities (including, by way of example and without limitation, responsibility for contract tenders, marketing and promotion, medical activities, market access activities, the prompt transfer of all regulatory and commercial documents related to the Apixaban Product and reimbursement/pricing negotiations) for each country in the Pfizer 2015 Exclusive Territory with the intention of transferring or delegating as many activities as possible to COLLABORATOR immediately upon, or as soon as practicable after, the Amendment No. 4 Effective Date (such date of transfer or delegation, on a country-by-country basis, is hereinafter referred to as the “Transition Date”).
(b)Transition Services Agreements. Solely to the extent required, the Parties may enter into one or more transitional services agreements (which shall be agreed no later than the Amendment No. 4 Effective Date) for the provision of certain transitional services by BMS to COLLABORATOR for a limited period subsequent to the Amendment No. 4 Effective Date in exchange for fees to be payable to BMS by COLLABORATOR (which services will be limited in scope to current BMS practice in the applicable country and the costs for such services to be mutually agreed); provided that, the Parties may agree after the Amendment No. 4 Effective Date that BMS shall provide certain transition services to COLLABORATOR in exchange for fees to be mutually agreed by the Parties. Notwithstanding the foregoing, COLLABORATOR will use Commercially Reasonable Efforts to assume all operational activities in a given country on, or as soon as practicable after, the Transition Date with respect to such country, thereby limiting the need for transitional services as much as possible.
2.3.    Transfer of Development, Commercialization and Marketing Authorizations to

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

COLLABORATOR.
(a)Transfer of Activities and Marketing Authorizations. The Parties, through the Transition Working Group, will use Commercially Reasonable Efforts to effect the transfer of the Development and Commercialization activities of Apixaban Products and, as applicable, the transfer of the applicable marketing authorizations or applications for such authorizations, or the appointment of a legal representative by COLLABORATOR in each country covered by the EU single marketing authorization, in each country in the Pfizer 2015 Exclusive Territory as soon as practicable on or after the Amendment No. 4 Effective Date.
(b)Local Transitional Agreements. The Parties acknowledge and agree that, (1) the date of the actual transfer of the applicable marketing authorizations or applications or the appointment of a legal representative by COLLABORATOR in each country by the EU single marketing authorization, is ultimately determined by the relevant Regulatory Authorities, (2) in certain countries, local agreements may be required to effect such transfer, and the Parties will use Commercially Reasonable Efforts to enter into any such local agreements, including but not limited to local distribution agreements, on or prior to the Amendment No. 4 Effective Date or the date of the transfer of the applicable marketing authorization in such country, as applicable and (3) transitional supply and quality agreements may be required to be executed between the Parties before for the supply of the Pfizer 2015 Exclusive Territory pursuant to the Pfizer Exclusive Territory Supply Agreement and the Pfizer Exclusive Territory Quality Agreement commences.
(c)Distributor Markets. The Parties acknowledge and agree that in certain markets (which are set forth on Attachment B hereto), the distribution of Apixaban Products is being conducted by Third Party distributors. The Parties, through the Transition Working Group, will coordinate the assumption by COLLABORATOR (to the extent possible, including under Applicable Law) of any agreements between BMS and any such Third Party distributors. For clarity, COLLABORATOR shall not be responsible for any fees or other consideration due to any such Third Party distributor in connection with such assumption by COLLABORATOR of any such agreements or any liability to any such Third Party distributor arising out of COLLABORATOR’S decision to refrain from such assumption or to otherwise cancel or terminate any such agreement. Notwithstanding the foregoing, the Parties shall use Commercially Reasonable Efforts to facilitate the negotiation and execution of a new distribution agreement between COLLABORATOR and the current Third Party distributor in [*] of Apixaban Products; provided that, any fees or other consideration due to such Third Party distributor in [*] in connection with any new distribution agreement or arrangement with COLLABORATOR shall be divided equally between COLLABORATOR and BMS up to and including a total to such distributor of [*]; provided further that any fees or other consideration due to such Third Party distributor that exceed(s) a total of [*] shall be approved by the JEC [*] prior to any payment by COLLABORATOR and BMS to such distributor.
(d)Commercial Agreements. The Parties, through the Transition Working Group, shall coordinate the assumption by COLLABORATOR (to the extent possible, including under Applicable Law) of any commercial agreements (or any obligations set

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

forth in any commercial agreement) between BMS and any Third Party with respect to the Apixaban Product in the Pfizer 2015 Exclusive Territory. In the event that such commercial agreement (or any such obligation) cannot be cancelled, terminated or waived by BMS or where such cancellation, termination or waiver would impose additional costs on BMS, COLLABORATOR shall assume (whether by assignment or a new agreement or otherwise) any commercial agreement (or obligation set forth in any commercial agreement) between BMS and a Third Party that was entered into in furtherance of an agreed Annual Commercialization Plan and Budget, solely to the extent that such agreement (or obligation) is related to Apixaban Products; provided that, in any event, COLLABORATOR shall not be obligated to or responsible for assuming any country-specific agreements (or any obligations with respect to any country-specific agreements) between BMS and Third Parties related to the manufacturing, packaging, supply or distribution of Apixaban Products other than as set forth in subsection (c) above. In the event of any disagreement between the Parties with respect to whether COLLABORATOR will assume any such commercial agreement or any obligation set forth in any commercial agreement between BMS and a Third Party (i.e., as to whether such agreement was entered into in furtherance of an agreed Annual Commercialization Plan and Budget) the dispute will be referred to the JWWBT for resolution (with neither Party having final decision making authority).
2.4.    Cooperation. Without limiting the foregoing, beginning at the Execution Date, and up to thirty (30) after the Transition Date with respect to each country in the Pfizer 2015 Exclusive Territory, BMS shall cooperate with the transition to COLLABORATOR by offering COLLABORATOR reasonable access to and guidance from BMS personnel who have experience and knowledge relating to the Development and/or Commercialization of the Apixaban Products in such country. In addition, subject to confidentiality obligations and/or Applicable Law, BMS shall transfer to COLLABORATOR a copy of all of its current field force targeting lists as promptly as possible after the Execution Date.
2.5.    Financial Principles Relating to Transition.
(a)Subject to Sections 3.5 and 3.6 below, each of BMS and COLLABORATOR shall bear its own costs of internal restructuring, including but not limited to costs for FTEs and any out-of-pocket costs, to effect the transition activities. Unless mutually agreed in writing by the Parties as set forth in Sections 2.3(c) and 2.3(d) above, COLLABORATOR shall have no obligation to assume, comply with, fulfill or to be transferred any commitment, obligation or agreement that BMS has with any Third Party in a given country with respect to the Apixaban Products in the Pfizer 2015 Exclusive Territory as of the Amendment No. 4 Effective Date.
(b)COLLABORATOR shall purchase all inventory that COLLABORATOR is permitted to distribute and sell by Applicable Law in the Pfizer 2015 Exclusive Territory as of the Amendment No. 4 Effective Date from BMS at BMS’ local cost (terms are EXW and payment will be in the BMS selling entity’s local functional currency); provided that, COLLABORATOR shall purchase only inventory that (1) is consistent in all aspects with the current manufacturing and supply forecast as agreed by the Parties prior to the Execution Date; and (2) was manufactured and supplied in compliance with Applicable Law. [*]. Where such

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

inventory cannot be transferred on the Amendment No. 4 Effective Date, Parties shall negotiate in good faith to determine the appropriate accounting/services model for each country during the transition period, as well as the date on which COLLABORATOR shall take title to the inventory.
(c)All costs and expenses, including but not limited to any government rebates, charge-back payments or returns, relating to Apixaban Products sold before the Amendment No. 4 Effective Date shall be shared in accordance with the 50%/50% cost-sharing and profit-sharing arrangement as set forth in the Agreement prior to the Amendment No. 4 Effective Date. Government rebates, charge-back payments or returns relating to Apixaban Products sold or distributed by COLLABORATOR during the period subsequent to the Amendment No. 4 Effective Date will be the financial responsibility of COLLABORATOR.
2.6.    Conduct of Business. From the Execution Date and until the Amendment No. 4 Effective Date, the Parties shall continue to conduct the business relating to the Apixaban Product in the 2015 Pfizer Exclusive Territory as set forth in the Co-Development Agreement consistent with past practice of the Parties.

3.	Employee Matters
3.1.    Definitions. For purposes of this Section 3 of this Amendment, capitalized terms shall have the meaning ascribed to them in this Agreement and the following terms shall have the meanings ascribed to them below:
(a)“Covered Claim” means a claim, suit, action or legal proceeding that is based upon or relates to the transition to COLLABORATOR of the Development and Commercialization of Apixaban Products [*]:

(A)	[*]

(B)	[*].
For the avoidance of doubt, it is understood that the exclusions provided in sections (A) and (B) above are intended to apply to a claim or claims by a Covered Employee that are related directly to employment with BMS [*].
(e)“Business Employee” means employees of BMS employed by BMS as of the Transition Date and spending at least [*] of their working time performing activities relating to the Apixaban Products on behalf of BMS.
(f)“Damages” means any compensation awarded in a final non-appealable ruling or judgment by a competent court or tribunal to an In Scope Employee due to their Covered Claim, [*]. For the avoidance of doubt, it is understood that Damages shall exclude: [*].
(g) “Excluded Claim” means any claim, suit, action or legal proceedings brought by an Excluded Employee and any claim, suit, action or legal proceeding brought by an

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

In Scope Employee which is not a Covered Claim.
(h)“Excluded Employee” means any individual currently or previously employed or engaged by BMS or any of its Affiliates or contractors or third party who is not an In Scope Employee.
(i)“In Scope Jurisdiction” means [*].
(j)“In Scope Employee” means a [*].
(k)“Notification” means BMS providing the COLLABORATOR with copies of all claim forms, correspondence relating to any claim, suit, action or legal proceeding brought by an In Scope Employee and all applicable contracts of employment, collective bargaining agreements, details of all remuneration, years of service, place of work and any other relevant information/documentation.
3.2.    Communications Plan. COLLABORATOR and BMS shall work together to promptly generate and agree upon a communications plan relating to the transition of Development and Commercialization activities from BMS to COLLABORATOR in the Pfizer 2015 Exclusive Markets. Such communications plan shall be implemented in all respects in accordance with any Applicable Law.
3.3.    Business Employee Solicitations. Notwithstanding anything to the contrary in Section 14.1 of the Co-Development Agreement (Nonsolicitation of Employees), upon execution of this Amendment, the COLLABORATOR shall be entitled (without any obligation to do so) to offer to interview and to offer to hire for employment, any Business Employee who might apply for any available opportunities with COLLABORATOR. Except as expressly provided in the preceding sentence or as otherwise agreed in writing by the Parties, Section 14.1 of the Co-Development Agreement shall remain in full force and effect.
3.4.    Notification. BMS will provide Notification to the COLLABORATOR of any claim, suit, action or legal proceeding brought by an In Scope Employee as soon as possible under the circumstances, but in any event, not later than ten (10) calendar days of BMS receiving notice of any such claim, suit, action or legal proceeding.
3.5.    Co-Defendant Indemnity. Subject to Section 3.6, if an In Scope Employee brings a Covered Claim against BMS or both BMS and the COLLABORATOR within twelve (12) months of the Amendment Effective Date that relates to the activities contemplated by this Agreement and succeeds, the COLLABORATOR shall indemnify and hold harmless BMS for 50% of the Damages awarded to an In Scope Employee, provided at all times the total Damages payable by the COLLABORATOR either to BMS and/or to the In Scope Employee shall not exceed 50% of such Damages.
3.6.    Limitation on the COLLABORATOR Indemnity. The Parties agree that the COLLABORATOR's total aggregate liability in respect of all amounts payable by the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

COLLABORATOR pursuant to Section 3.5 shall not exceed Two Million Dollars USD ($2,000,000).

4.	Amendment of the Exhibits. The Co-Development Agreement is hereby amended to include Attachment A to this Amendment (Pfizer 2015 Exclusive Territory) as Exhibit U of the Co-Development Agreement.

5.
Amendment of Pharmacovigilance Agreement. The Parties shall undertake, as soon as practicable subsequent to the Execution Date, to amend that certain Pharmacovigilance Agreement, dated as of May 11, 2010 and as amended, to include an annex, schedule or attachment that sets forth the responsibilities of COLLABORATOR as mutually agreed by the Parties and to the extent permitted pursuant to Applicable Law with respect to the pharmacovigilance activities to be undertaken by COLLABORATOR in the Pfizer 2015 Exclusive Territory for the periods beginning on the Amendment No. 4 Effective Date until the dates on which the applicable marketing authorizations have been transferred from BMS to COLLABORATOR.

6.
Amendment of the Pfizer Exclusive Territory Supply Agreement and the Pfizer Exclusive Territory Quality Agreement. The Parties shall undertake, as soon as practicable subsequent to the Execution Date and in any event within sixty (60) days after the Amendment No. 4 Effective Date, to amend the Pfizer Exclusive Territory Supply Agreement and the Pfizer Exclusive Territory Quality Agreement to give effect to the grant of rights and licenses to COLLABORATOR in the Pfizer 2015 Exclusive Territory as set forth in this Amendment and to provide for the manufacture and supply to COLLABORATOR of Apixaban Products in the Pfizer 2015 Exclusive Territory; provided that, the terms and conditions, including but not limited to the Pfizer Exclusive Territory Manufacturing Costs, with respect to the supply of the Apixaban Products to the Pfizer 2012 Exclusive Territory shall remain unchanged and the terms and conditions of the supply of the Apixaban Products to the Pfizer 2015 Exclusive Territory shall be identical to those terms and conditions with respect to the Pfizer 2012 Exclusive Territory; provided further that the Parties acknowledge and agree that in Turkey and in Russia, COLLABORATOR shall be solely responsible for managing the supply of the Apixaban Product from any unfinished form to a finished form.

7.
Effectiveness. This Amendment shall become effective on the Execution Date; subject to the terms and conditions herein which are explicitly indicated to become effective on the Amendment No. 4 Effective Date; provided that, as of the Amendment No. 4 Effective Date, neither COLLABORATOR nor its Affiliates shall have any obligation to share in the cost of any Allowable Expense or other shared cost or expense related to any country in the Pfizer 2015 Exclusive Territory.

8.	Scope. The Co-Development Agreement shall be amended by this Amendment solely with respect to those countries set forth in Attachment A hereto.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.	No Other Amendments. Except as expressly amended hereby, all of the terms and conditions of the Co-Development Agreement shall remain in full force and effect.

10.
Construction. In the event of a conflict between the terms of this Amendment and the terms of the Co-Development Agreement or the terms of any exhibit to this Amendment, the terms of this Amendment shall prevail.

11.	Mutual Representations and Warranties. Each Party represents and warrants to the other as of the date hereof that:
(a)    Corporate Power. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate power and authority to enter into this Amendment and to carry out the provisions hereof.

(b)    Due Authorization. It is duly authorized to execute and deliver this Amendment and to perform its obligations hereunder, and the person executing this Amendment on its behalf has been duly authorized to do so by all requisite corporate action.

(c)    Binding Agreement. This Amendment is legally binding upon it and enforceable against it in accordance with its terms. Subject to the compliance by such Party with its obligations under the agreements listed or referred to in Section 2.15 of the Co-Development Agreement, the execution, delivery and performance of this Amendment by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.	Headings. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

13.
Counterparts; Facsimile, PDF Signatures. This Amendment may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Amendment may be executed by facsimile or pdf signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

14.
Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE, OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

In Witness Whereof, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

BRISTOL‑MYERS SQUIBB COMPANY		PFIZER INC.
By:	/s/ Michael F. Iafolla	By:	/s/ Michael Goettler
Name:	Michael F. Iafolla	Name:	Michael Goettler
Title:	Vice President, Alliance Management	Title:	Senior Vice President, Global Commercial Officer

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ATTACHMENT A

EXHIBIT U TO THE CO-DEVELOPMENT AGREEMENT

PFIZER 2015 EXCLUSIVE TERRITORY

[*]

ATTACHMENT B

DISTRIBUTOR MARKETS

[*]